UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest evaent reported): May 13, 2025

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2025, Nukkleus Inc. (the “Company”) entered into Amendment No. 2 to the Securities Purchase Agreement and Call Option dated December 15, 2024 between the Company, Star 26 Capital Inc., a Nevada corporation (“Borrower”), the shareholders of the Borrower and Menachem Shalom, the representative of such shareholders, as amended by Amendment No. 1, dated as of February 11, 2025  (as amended, the “Purchase Agreement”). Pursuant to the terms of Amendment No. 2, the cash advances to be made by the Company to Borrower was increased from $1,800,000 to $3,000,000.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 17, 2025, the Company contracted to acquire all of the issued and outstanding capital of Borrower (which includes being granted an option to purchase the balance not initially purchased), including without limitation, cash investments of up to $5,000,000 in cash.

The Amendment No. 2 also deleted the requirement that Borrower deliver a fairness opinion at the closing of the transactions contemplated by the Purchase Agreement.

On May 13, 2025, the Company entered into a Promissory Note with Borrower, pursuant to which the Company memorialized its obligations under the Purchase Agreement to lend Borrower up to $3,000,000. The Promissory Note currently represents an obligation of Borrower to repay $2,000,000 which Borrower has borrowed from the Company as well as any future loan advances up to another $1,000,000 to be made by the Company to Borrower. The loan is due on November 30, 2025; if the transactions contemplated by the Purchase Agreement close on or before said date, the loan shall be forgiven and cancelled as it is part of the cash investment that the Company is required to invest in Borrower. If the Borrower defaults and does not pay the Company on such date, or there is another breach of Borrower pursuant to the terms of the Promissory Note, interest accrues at the rate of 15%.

The above description of Amendment No. 2 and the Promissory Note are qualified in their entirety by reference to Amendment No. 2 and the Promissory Note, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit No	Description
10.1	Amendment No. 2 to the Securities Purchase Agreement and Call Option dated December 15, 2024 between the Company, the Borrower, the shareholders of the Borrower and Menachem Shalom, the representative of such shareholders, as amended by Amendment No. 1, dated as of May 13, 2025
10.2	Promissory Note between Nukkleus Inc. and Star 26 Capital, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: May 14, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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